EXHIBIT 5.1

[LETTERHEAD OF GUSRAE, KAPLAN, BRUNO & NUSBAUM]

August 22, 2006

Pacific CMA, Inc.
153-04 Rockaway Blvd.
Jamaica, NY 11434
Attention: Board of Directors

Re:    Pacific CMA, Inc. / Registration Statement on Form S-3

Gentlemen,

We have acted as counsel to Pacific CMA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of shares of the Company’s common stock (the “Common Stock”) by the certain selling stockholders named in the Registration Statement (the “Selling Stockholders”). The shares of Common Stock are being registered pursuant to a Registration Rights Agreement between one of the Selling Stockholders and the Company and an understanding between the Company and one of its former officers (John M. Dauernheim, with respect to 74,000 shares).

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the Certificate of Designations for the Company's shares of preferred stock, as amended, (c) the By-laws of the Company, (d) the Amended and Restated Security Agreement, dated as of May 2, 2006, among the Company, the United States Subsidiaries of the Company and Laurus Master Fund, Ltd. (“Laurus”), (e) Secured Convertible Note, dated as of May 2, 2006, issued to Laurus by the Company, (f) Secured Non-Convertible Note, dated as of May 2, 2006, (g) Stock Pledge Agreement, dated as of July 29, 2005, among the Company, the United States subsidiaries of the Company and Laurus, (h) Warrant, dated as of July 29, 2005, issued by the Company to Laurus, (i) Warrant, dated as of May 2, 2006, issued by the Company to Laurus, (j) Amended and Restated Registration Rights Agreement, dated as of May 2, 2006, between the Company and Laurus, (k) Reaffirmation Agreement dated as of May 2, 2006, by and between the Company and Laurus, (l) the Registration Statement, and (m) certificates and other written advice provided to us by officers and/or directors of the Registrant.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the 6,349,459 Shares of Common Stock to be issued to Laurus pursuant to the foregoing agreements will be validly issued, fully paid, and non-assessable when issued in accordance with the foregoing agreements. Additionally, we are of the opinion that the 74,000 shares of Common Stock issued to John H. Dauernheim have been validly issued, fully paid and non-assessable.

Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of opinions provided herein.

Very truly yours,

/s/ GUSRAE, KAPLAN, BRUNO
& NUSBAUM PLLC